Exhibit 99.1

Applied Energetics Appoints Dr. David Spence as Chief Product Officer

Tucson, Ariz. — October 8, 2025 — Applied Energetics, Inc. (OTCQB: AERG), a pioneer in ultrashort pulse laser (USPL) and advanced directed energy solutions, today announced the appointment of Dr. David E. (Dave) Spence as Chief Product Officer (CPO).

Dr. Spence has more than 25 years of experience in the conception, design, and commercialization of advanced laser technologies across industrial, scientific, and defense markets. He has held leadership roles at Spectra-Physics, Newport Corporation, and MKS Instruments, where he directed cross-functional teams developing next-generation ultrashort pulse laser systems, nonlinear optical solutions, and diode-pumped solid-state amplifiers. Dr. Spence is also an Optica Fellow, holds over a dozen issued patents, and has authored numerous scientific publications.

“We are thrilled to welcome Dave to our leadership team. His deep expertise in ultrashort pulse lasers and nonlinear optics, combined with his proven track record of guiding complex R&D into successful products, will be invaluable as we accelerate the development and deployment of our ultrashort pulse laser systems,” commented Chris Donaghey, Chief Executive Officer of Applied Energetics. “David’s leadership is expected to strengthen our ability to translate breakthrough science into scalable, mission-ready solutions for our defense and commercial customers.”

“Applied Energetics is at the forefront of an exciting transformation in directed energy and ultrashort pulse lasers,” added Dr. David Spence, newly appointed Chief Product Officer. “I am honored to join this exceptional team and help drive the company’s vision of delivering innovative, fieldable technologies that address critical national security challenges. My focus will be on aligning our world-class science and engineering with customer needs to deliver products that define the future of laser applications.”

Dr. Spence holds a Ph.D. in Laser Physics from the University of St. Andrews in Scotland and a B.Sc. in Physics with First Class Honors from the University of Stirling.

About Applied Energetics, Inc.

Applied Energetics, Inc. specializes in advanced laser and photonics systems, particularly fiber-based ultrashort pulse (USP) laser technologies. With 26 patents and 6 patents pending, Applied Energetics' proprietary architecture enables orders of magnitude size-weight-power reductions, a key differentiator when compared with traditional continuous wave (CW) laser technology with larger footprints. AE's powerful, dual-use systems are designed for integration and deployment on numerous potential defense platforms for the delivery of high intensity, ultrashort pulses of light to disable or destroy a target. These technologies have applications in both national security and commercial markets. &NegativeTh Today, AE's USP optical technologies are being designed to offer flexibility and power for complex missions in national security such as enhancing layered defense strategies to counter complex threats.

For more information about Applied Energetics and its innovative technologies, please visit www.appliedenergetics.com.

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as "may," "believe," "will," "expect," "project," "anticipate," "estimates," "plans," "strategy," "target," "prospects," or "continue," and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

Applied Energetics, Inc. Investor information contact:

Kevin McGrath, Managing Director
Cameron Associates, Inc.
kevin@cameronassoc.com
T: 646-418-7002

SOURCE: Applied Energetics, Inc.